Exhibit 99.1

For Immediate Release

Corporate Resource Services Appoints Sy Holzer to Board of Directors

President of PNC Bank-Pittsburgh to Lead Audit Committee

Kenneth Urish to Serve as Strategic Advisor

New York (September 29, 2014) — Corporate Resource Services, Inc. (NASDAQ: CRRS), (the “Company” or, “CRS”), a diversified technology, staffing, recruiting, and consulting services firm, today announced that Sy Holzer will be joining the CRS Board of Directors and serve as Chairman of the Company’s Audit Committee, effective immediately. Holzer replaces Karen Amato, who has resigned.

Sy Holzer is President of PNC Bank-Pittsburgh, with responsibilities including Corporate & Institutional Banking, Commercial Banking and Wealth Management in Western Pennsylvania. He also oversees financial services relationships with all large government entities, higher education institutions, health care organizations and labor unions. Holzer is a graduate of Duquesne University, where he received a Bachelor of Science Degree in Economics. He is also a graduate of the Stonier Graduate School of Banking at Rutgers University and the University of Pittsburgh Katz Graduate School of Business-Management Program for Executives.

CRS also announced that Kenneth Urish will be joining the company as a strategic advisor. Managing Partner at Urish Popeck & Co. LLC, Urish is a trustee of BlackRock Liquidity Funds, where he serves as a member of the Audit Committee, Governance Committee, Compliance Committee and Valuation and Pricing Committee. Urish has been an External Advisory Board Member of the Pennsylvania State University Accounting Department since 2001, and has served on numerous boards, including Ready Assets USA Government Money Fund and the Ready Assets Prime Money Fund. Urish holds a Bachelor’s Degree from Pennsylvania State University.

“This has been a seamless transition and we are thrilled to welcome both Sy and Kenneth to the CRS team,” said John Messina, Chief Executive Officer of CRS. “Their experience and insight will enhance our corporate governance structure, and we look forward to their contributions as we continue on our growth trajectory. The Company expresses its appreciation for Karen Amato’s service as member of the Board.”

Forward Looking Statements:

Certain information contained in this press release, particularly information regarding completion of this offering, constitutes forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About Corporate Resource Services, Inc.

Corporate Resource Services, Inc. provides cloud-based enterprise applications and hosting services to PEO and staffing companies, as well as diversified staffing, recruiting, and consulting services. The Company offers trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work. The company’s blended staffing solutions are tailored to our customers’ needs and can include customized employee pre-training and testing, on-site facilities management, vendor management, risk assessment and management, market analyses and productivity/occupational engineering studies.

The Company operates approximately 250 staffing and on-site facilities throughout the United States and the United Kingdom and it offers its services to a wide variety of clients in many industries, ranging from sole proprietorships to Fortune 1000 companies. To learn more, visit http://www.crsco.com

For more information, contact:

Michael Goodwin

Makovsky

212.508.9639
mgoodwin@makovsky.com